Exhibit 3.2(1)

BYLAWS

OF

DOLLAR GENERAL CORPORATION

As Amended and Restated on March 23, 2023

ARTICLE I

MEETINGS OF SHAREHOLDERS

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Section 2.Annual and Special Meetings.

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(b)	Special Meetings.

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(i)In order for a Shareholder Requested Special Meeting to be called, the Shareholder Special Meeting Request must be signed and dated by the Requesting Shareholders (or their duly authorized agents) who are entitled to cast not less than the Requisite Percentage of votes on the matter or matters proposed to be brought before the Shareholder Requested Special Meeting and must be delivered ~~by registered mail~~ to the Secretary of the Corporation at the principal executive offices of the Corporation.

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Section 8.Voting and Proxies. Except as otherwise required by law, all matters submitted to a meeting of shareholders shall be decided by vote of the holders of record, present in person or by proxy, and shall be approved if the votes in favor of the matter exceed the votes against the matter. Every shareholder entitled to vote at any meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary of the meeting before being voted. Proxies and written ballots may be in any format, including facsimile or any electronic form of communication (e.g., e-mail). Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In addition, any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

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Section 10.Notice of Shareholder Business to be Conducted at a Meeting of Shareholders.

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(b)To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Shareholder’s notice to the Secretary must:

(i)Set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A)the name and address of the Noticing Shareholder as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”) and of any Shareholder Associated Person,

(B)the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record by the Noticing Shareholder and Shareholder Associated Person identified in clause (A) of this Article 1, Section 10(b)(i), and the date such ownership was acquired,

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(J)a representation that the Noticing Shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from shareholders in support of the nomination(s) or the business proposed,

(K) if such Noticing Shareholder intends to engage in a solicitation with respect to a nomination pursuant to Section 10 of this Article 1, (i) a statement disclosing the name of each participant in such solicitation (as defined in Schedule 14A under the Exchange Act) and (ii) a representation that such Noticing Shareholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required under Rule 14a-19 under the Exchange Act,

~~(K)~~(L) a certification regarding whether or not such shareholder and Shareholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such shareholder’s and/or Shareholder Associated Persons’ acquisition of shares or other securities of the Corporation and/or such shareholder’s and/or Shareholder Associated Persons’ acts or omissions as a shareholder of the Corporation,

~~(L)~~(M) any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

~~(M)~~(N) any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date. In addition, if any Noticing Shareholder provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act, such Noticing Shareholder shall deliver to the Corporation reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act. Such reasonable evidence must be delivered to the Secretary of the Corporation no later than five business days before the date of the meeting.

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(e)Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with Section 10(e) of this Article I, nothing in Section 10(e) of this Article I shall be deemed to preclude discussion by any shareholder of such business. If any information submitted pursuant to Section 10 of this Article I by any shareholder proposing a nominee(s) for election as a director at a meeting of shareholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 10 of this Article I. Except as otherwise provided by law, the Charter, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he should determine that any proposed nomination or business is not in compliance with these Bylaws, he shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted. Notwithstanding the foregoing provisions of Section 10 of this Article 1, unless otherwise required by law, if any Noticing Shareholder provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act and subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, as determined by the Chairman of the meeting, then the Corporation shall disregard any proxies or votes solicited for such nominee. In addition, any Noticing Shareholder that provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act shall notify the Secretary of the Corporation within two business days of any change in such shareholder’s intent to deliver a proxy statement and form of proxy to the amount of holders of shares of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act.

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Section 11.Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 10 or Article I, Section 12 of these Bylaws, as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background, ~~and~~ qualifications, stock ownership and independence of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

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Section 12.Proxy Access for Director Nominations.

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(g)An Eligible Shareholder must have owned (as defined below) that number of shares of stock of the Corporation as shall constitute three percent (3%) or more of the Corporation’s outstanding capital stock eligible to vote generally in the election of directors (the “Required Shares”) continuously for at least three (3) years as of both the date the Notice of Proxy Access Nomination is delivered to ~~or mailed~~ and received by the Secretary of the Corporation in accordance with this Section 12 of this Article I and the record date for determining shareholders entitled to vote at the annual meeting of shareholders, and must continue to own the Required Shares through the date of the annual meeting of shareholders. If and to the extent a Noticing Shareholder is acting on behalf of one or more beneficial owners in submitting the Notice of Proxy Access Nomination, only shares owned by such beneficial owner or owners, and not any other shares owned by such Noticing Shareholder, shall be counted for purposes of satisfying the foregoing ownership requirement.

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(i)The Eligible Shareholder (including each member of a group of Noticing Shareholders that is an Eligible Shareholder hereunder) must provide with its timely Notice of Proxy Access Nomination the following information in writing to the Secretary of the Corporation:

(i)all of the representations, agreements and other information required in a Noticing Shareholder’s notice pursuant to Section 10(b) of this Article I;

(ii)one or more written statements from the Record Holder(s) of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to ~~or mailed~~ and received by the Secretary of the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, as well as the Eligible Shareholder’s agreement to provide:

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Section 13.  Delivery Requirements. Whenever this Article I requires one or more persons (including a Record Holder, Nominee Holder, Requesting Shareholder, Noticing Shareholder, Eligible Shareholder, Shareholder Associated Person or their duly authorized agents) to deliver a document or information to the Corporation (including any notice, request, questionnaire, evidence, revocation, certification, representation, statement, consent, filing or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered to the principal executive offices of the Corporation exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and addressed to the Secretary of the Corporation.

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